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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Employee Stock Purchase Plan of Multiple Zones International, Inc. of our report dated June 3, 1996 on our audits of the consolidated financial statements of Multiple Zones International, Inc. included in Amendment No. 1 to its Registration Statement on Form S-1 (Commission File No. 333-4458) effective June 26, 1996, filed with the Securities and Exchange Commission.


                                                   Coopers & Lybrand L.L.P.


Seattle, Washington
June 27, 1996